As filed with the Securities and Exchange Commission on January 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANCFIRST CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	73-1221379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 North Broadway

Oklahoma City, Oklahoma 73102

(405) 270-1086

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

_____________________________

David E. Rainbolt

President and Chief Executive Officer

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

(405) 270-1086

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

COPY TO:

Jeanette C. Timmons, Esq. Conner & Winters, LLP 211 N. Robinson, Suite 1700 Oklahoma City, OK 73102 (405) 272-5745 ________________________

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $1.00 per share
(1)

An unspecified number of shares of registrant’s common stock is being registered for possible issuance from time to time at indeterminate prices. Pursuant to

Rule 416(a) under the Securities Act of 1933, the shares being registered hereunder also include such indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee subject to the conditions set forth in such rules.

PROSPECTUS

BANCFIRST CORPORATION

Common Stock

By this prospectus, we may offer and sell from time to time, in one or more offering: shares of our common stock.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities, the prospectus supplement will set forth any applicable commission or discounts. See “Plan of Distribution” for a general description of the manner in which we may sell the securities described in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you decide to invest in the securities described in the applicable prospectus supplement.

Each time that we sell securities using this prospectus; we may provide a prospectus supplement and attach it to this prospectus. Any such prospectus supplement will contain more specific information about the offering and the securities being offered, including the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BANF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 4 before you invest in our securities.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, the Bank Insurance Fund or any other government agency or instrumentality.

None of the Securities and Exchange Commission, the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2017

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3

BANCFIRST CORPORATION	4

RISK FACTORS	4

USE OF PROCEEDS	4

PLAN OF DISTRIBUTION	5

DESCRIPTION OF CAPITAL STOCK	5

LEGAL MATTERS	7

EXPERTS	7

We are responsible only for the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” “our” or similar references refer to the combined entities of BancFirst Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions; the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact.
•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•	Inflation, interest rate, crude oil price, securities market and monetary fluctuations.
•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company must comply.
•	Impairment of the Company’s goodwill or other intangible assets.
•	Changes in consumer spending, borrowing and saving habits.
•	Changes in the financial performance and/or condition of the Company’s borrowers.

•	Technological changes.
•	Acquisitions and integration of acquired businesses.
•

The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	The Company’s success at managing the risks involved in the foregoing items.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in our Annual Report on Form 10-K for the year ended 2015, the subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended 2015.

Any forward-looking statements made in this prospectus or in any documents incorporated by reference into this prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless otherwise required by law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.

You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BANF,” and all such reports, proxy statements and other information filed by us with NASDAQ may be inspected at the principal office of NASDAQ One Liberty Plaza, New York, NY 10006.

We also maintain an Internet site where you can find additional information. The address of our Internet site is www.bancfirst.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 11, 2016;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 6, 2016, August 5, 2016 and November 4, 2016, respectively;
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Our Current Reports on Form 8-K, filed with the SEC on January 21, 2016, February 29, 2016, March 30, 2016, April 21, 2016, May 27, 2016, July 21, 2016, August 25, 2016, October 20, 2016 and November 17, 2016;

•

Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015; and

•

The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act (File No. 0-14384), including any amendment or report filed for purposes of updating such description.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to:

BancFirst Corporation

Attn: Randy Foraker

101 N. Broadway

Oklahoma City, Oklahoma 73102

Tel.: (405) 270-1044.

BANCFIRST CORPORATION

BancFirst Corporation is an Oklahoma business corporation that is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956. We offer a broad range of commercial and consumer banking, trust and investment services, and other financial products and services primarily through BancFirst, an Oklahoma state-chartered bank headquartered in Oklahoma City, Oklahoma. Through our other subsidiaries, including subsidiaries of BancFirst, we also are engaged in insurance and investment activities. Based on total deposits at June 30, 2016, we are the largest state-chartered bank in Oklahoma.

Our strategy focuses on providing a full range of commercial banking services to retail customers and small to medium-sized businesses in both the non-metropolitan trade centers and cities in the metropolitan statistical areas of Oklahoma. We operate 100 banking locations in 53 communities across Oklahoma. Our market share of total deposits within the state of Oklahoma was 7.17% as of June 30, 2016.

We operate as a super community bank, managing our community banking offices on a decentralized basis, which permits us to be responsive to local customer needs. Underwriting, funding, customer service and pricing decisions are made by presidents in each market within our operating parameters. We generally have a larger lending capacity, broader product line and greater operational efficiencies than our principal competitors in the non-metropolitan market areas (which typically are independently-owned community banks). In the metropolitan markets we serve, our strategy is to focus on the needs of local businesses that are not served effectively by larger institutions.

We also offer trust services and act as executor, administrator, trustee, transfer agent and in various other fiduciary capacities. Our trust services consist primarily of investment management and administration of trusts for individuals, corporations and employee benefit plans. Investment options include collective equity and fixed-income funds managed by our BancTrust division and advised by nationally recognized investment management firms.

Our primary lending activity is the financing of business and industry in our market areas. Our commercial loan customers are generally small to medium-sized businesses engaged in light manufacturing, local wholesale and retail trade, services, agriculture, and the energy industry. Most forms of commercial lending are offered, including commercial mortgages, other forms of asset-based financing and working capital lines of credit. In addition, we offer Small Business Administration-guaranteed loans through BancFirst Commercial Capital, a division established in 1991.

BancFirst Corporation was incorporated in Oklahoma in 1984 as United Community Corporation and changed its name to BancFirst Corporation in 1988. Our corporate headquarters is located at 101 N. Broadway, Oklahoma City, Oklahoma 73102, and our telephone number is (405) 270-1086.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may use this prospectus to offer our common stock in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the common stock and may describe risks associated with an investment in the common stock.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not complete. This description is based upon, and is qualified by reference to, our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, each as amended from time to time, and by applicable provisions of Oklahoma corporate law. You should read our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you. See “Where You Can Find More Information.”

General

Our Amended and Restated Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of common stock, par value $1.00 per share.

As of December 31, 2016, there were 15,810,935 shares of common stock outstanding and approximately 707,450 shares issuable upon exercise of outstanding stock options (with 325,200 shares issuable under presently exercisable stock options).

Common Stock

Voting Rights

Each holder of shares of BancFirst Corporation’s common stock is entitled to one vote for each share held on all questions submitted to a vote at a meeting of shareholders. There are no cumulative voting rights in the election of directors.

Generally, all matters to be voted on by shareholders must be approved by a majority of the Company’s outstanding voting power. Except as otherwise required by the Oklahoma General Corporation Act (the "OGCA"), or voting rights granted to any subsequently issued preferred stock, the common stock is the only class of capital stock entitled to vote on any matter to be voted on by the Company’s shareholders.

Dividends

Our board of directors may declare, at its discretion, dividends payable in cash or shares of BancFirst Corporation to the extent permitted by applicable law.

Other Rights

Subject to the prior rights of our creditors, and after payment in full of the amounts required to be paid to holders of preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BANF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BancFirst Trust and Investment Management.

Preferred Stock

The Company’s Amended and Restated Certificate of Incorporation authorizes the Board of Directors of the Company to issue from time to time up to an aggregate of 10,000,000 shares of Senior Preferred Stock, par value $1.00 per share, in one or more series without further stockholder approval. The Board of Directors is authorized, without further stockholder approval, to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series.

The Amended and Restated Certificate of Incorporation also authorizes 900,000 shares of a class of non-voting 10% Cumulative Preferred Stock, par value $5.00 per shares, redeemable at the Company’s option at $5.00 per share plus accumulated dividends.

At December 31, 2016, no shares of any class of the Company’s preferred stock were issued or outstanding.

Certain Provisions of Oklahoma Law and Certain Charter and By-law Provisions

The following sets forth certain provisions of the OGCA, and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Shareholder Meetings

Our Amended and Restated Bylaws provide that special meetings of the shareholders may be called by our Chairman, the President or the Board of Directors, and shall be called by our President or Secretary at the request in writing of shareholders owning not less than 10% of all the shares entitled to vote at the meeting. A request for a special meeting must state the purpose of the proposed meeting. Business transacted at a special meeting shall be limited to the purposes stated in the notice of such meeting.

Action by Shareholders without a Meeting

Section 1073(A) of the OGCA permits shareholder action by written consent of the shareholders holding not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Our Amended and Restated Bylaws provide that shareholders have the authority to take any action by written consent without a meeting if signed by a majority of the holders of shares who would be entitled to vote at a meeting for such purpose and such written consent is filed with the secretary of the Company and made a part of the corporate records.

Director Removal

Our Bylaws provide that any or all of our directors may be removed from office, with or without cause only, at any time by the affirmative vote of not less than 66 2/3% of the then outstanding shares of stock of the Company entitled to vote in the election of directors.

Term of Directors

Our Amended and Restated Certificate of Incorporation provides for the annual election of the entire Board of Directors, to hold office until their successors are elected and qualified, or until death or retirement or until resignation or removal in the manner provided in our Amended and Restated Bylaws.

OGCA Business Combination Statute

We are subject to the interested shareholder business combinations provisions of Section 1090.3 of the OGCA, which provide that an Oklahoma corporation may not engage in certain business combinations, including mergers, share exchanges and asset sales, with a person, or an affiliate or associate of such person, who is an “Interested Shareholder” (generally defined as the holder of 15% or more of the corporation’s voting shares) for a period of three years from the date such person became an Interested Shareholder unless: (1) the business combination or purchase or acquisition of shares made by the Interested Shareholder was approved by the board of directors of the corporation before the Interested Shareholder became an Interested Shareholder, (2) upon consummation of the transaction that resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the outstanding voting stock of the corporation, or (3) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the Interested Shareholder or an affiliate or associate of the Interested Shareholder, at a meeting of shareholders called for that purpose (and not by written consent). Neither our Amended and Restated

Certificate of Incorporation nor our Amended and Restated Bylaws contain any provision expressly providing that we will not be subject to the interested shareholder business combinations provisions of the OGCA. The interested shareholder business combinations provisions of the OGCA may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if such event(s) would be beneficial to our shareholders.

In addition, Article 9 of our Amended and Restated Certificate of Incorporation requires that certain minimum price and procedural requirements be observed by any party that becomes an Interested Shareholder and then seeks to accomplish a merger or other business combination or transaction that would eliminate or could significantly change the interests of the remaining shareholders, unless approved by a majority of “Continuing Directors,” as defined in Article 9.

Limitations on Liability and Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the OGCA. The OGCA currently prohibits the elimination of personal liability for monetary damages for (1) a breach of the director’s duty of loyalty, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit, or (4) acts or omissions for which the liability of a director is expressly provided by an applicable statute.

As permitted by the OGCA, our Amended and Restated Bylaws provide that:

•

The Company will indemnify its current and former directors and officers and anyone who is or was serving at our request as the director or officer of another entity, subject to limited exceptions; and

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The Company may purchase and maintain insurance on behalf of its current or former directors and officers against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

•

The Company may advance expenses to its directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Connor & Winters, LLP, Oklahoma City, Oklahoma. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from BancFirst’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of BancFirst Corporation’s and subsidiaries’ internal control over financial reporting, have been audited by BKD LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

BANCFIRST CORPORATION

Common Stock

_______________________________

PROSPECTUS

_______________________________

January 20, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution.

The following table set forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any).

Securities and Exchange Commission Registration Fee	*
Transfer Agent Fees and Expenses	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Nasdaq Listing Fees and Expenses	**
Miscellaneous Expenses	**

Total	**

* The filing fee shall be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**To be filed by amendment, Rule 424 filing or a Current Report on Form 8-K in connection with an offering of securities hereunder.

Item 15.Indemnification of Directors and Officers.

Oklahoma General Corporation Act

Section 1006(B)(7) of the General Corporation Act of the State of Oklahoma (the “OGCA”) authorizes a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director’s fiduciary duty of care, including acts constituting gross negligence. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty to the corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or executing any transaction from which the director obtained an improper personal benefit.

Section 1031 of the OGCA empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit. Further, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein.

An indemnification can be made by the corporation only upon a determination made in the manner prescribed by the statute that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the OGCA. The indemnification provided by the OGCA shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his capacity as a director, officer, employee or agent of the corporation, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the OGCA shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

BancFirst Corporation’s Charter and Bylaw Provisions

The Registrant’s Amended and Restated Certificate of Incorporation (i) limits its directors’ liability for monetary damages to the Registrant and its shareholders for breach of fiduciary duty except under the circumstances outlined in Section 1006(B)(7) of the OGCA as described above, and (ii) provides for elimination or limitation of liability to the fullest extent permitted should the OGCA be amended to authorize corporation action further eliminating or limiting the personal liability of directors.

The Registrant’s Amended and Restated Bylaws provide that:

•

The Registrant will indemnify its current and former directors and officers and anyone who is or was serving at our request as the director or officer of another entity, subject to limited exceptions; and

•

The Registrant may purchase and maintain insurance on behalf of its current or former directors and officers against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

•

The Registrant may advance expenses to its directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification.

Other Arrangements

BancFirst Corporation maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring BancFirst Corporation, under certain circumstances, in the event that indemnification payments are made by BancFirst Corporation to such directors and officers.

Item 16.Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this registration statement on Form S-3.

Item 17.Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BancFirst Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 20, 2017.

BANCFIRST CORPORATION

By:	/s/ David E. Rainbolt
Name: David E. Rainbolt
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 20, 2017 in the capacities indicated:

Signature	Title

/s/ David E. Rainbolt	President, Chief Executive Officer and Director
David E. Rainbolt	(Principal Executive Officer)

/s/ Kevin Lawrence	Executive Vice President and Chief Financial Officer
Kevin Lawrence	(Principal Financial Officer)

/s/ Randy Foraker	Executive Vice President and Chief Risk Officer
Randy Foraker	(Principal Accounting Officer)

*	Chairman of the Board
H.E. Rainbolt

*	Vice-Chairman
Dennis L. Brand

*	Vice-Chairman
James R. Daniel

*	Vice-Chairman
William O. Johnstone

*	Director
William H. Crawford

*	Director
Frank Keating

*	Director
Dave R. Lopez

*	Director
J. Ralph McCalmont

*	Director
Tom H. McCasland, III

*	Director
Michael S. Samis

*	Director
Natalie Shirley
*	Director
Michael K. Wallace

*	Director
Gregory G. Wedel

*	Director
G. Rainey Williams, Jr.

*By: /s/ Kevin Lawrence
Kevin Lawrence
(Attorney-in-Fact)
Pursuant to Power of Attorney filed herewith

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement *
4.1	Second Amended and Restated Certificate of Incorporation of BancFirst Corporation (filed as Exhibit 1 to the Company’s 8-A/A filed July 24, 1998 and incorporated herein by reference).
4.2

Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of BancFirst Corporation dated June 15, 2004 (filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2004 and incorporated herein by reference).

4.3

Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of BancFirst Corporation dated May 23, 2013 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 29, 2013 and incorporated herein by reference).

4.4	Amended and Restated By-Laws of BancFirst Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 30, 2015 and incorporated herein by reference).
5.1	Opinion of Conner & Winters, LLP. **
23.1	Consent of BKD LLP. **
23.2	Consent of Conner & Winters, LLP (included in Exhibit 5.1 above).
24.1	Power of attorney. **

________________

*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, to the extent applicable.

** filed herewith